Exhibit 16.1

September 27, 2006

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners,

We have read Health Discovery Corporation’s statements included under Item 4.01 of its Form 8-K filed on September 27, 2006, and we agree with such statements concerning our firm.

/s/ PORTER KEADLE MOORE, LLP

PORTER KEADLE MOORE, LLP